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                                                              EXHIBIT 12 (B)

[DECHERT LLP LOGO]

                        February 9, 2004

BOSTON
                        ING Investment Funds, Inc.
BRUSSELS                7337 East Doubletree Ranch Road
                        Scottsdale, Arizona  85258-2034
FRANKFURT
                        Re: ING Investment Funds, Inc.
HARRISBURG                  (File No. 333-107313)

HARTFORD                Ladies and Gentlemen:

LONDON                  We hereby consent to the incorporation by reference
                        to our legal opinion as an exhibit to Post-Effective
LUXEMBOURG              Amendment No. 2 to the Registration Statement on Form
                        N-14 of ING Investment Funds, Inc., and to all
NEW YORK                references to our firm therein. In giving such
                        consent, however, we do not admit that we are within
NEWPORT BEACH           the category of persons whose consent is required by
                        Section 7 of the Securities Act of 1933, as amended,
PALO ALTO               and the rules and regulations thereunder.

PARIS                   Very truly yours,

PHILADELPHIA            /s/ Dechert LLP

PRINCETON

SAN FRANCISCO

WASHINGTON

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